GIBRALTAR STRATEGICALLY SHIFTS FOCUS TO BUILDING PRODUCTS AND STRUCTURES BUSINESSES
Board of Directors Approves Plan to Sell Renewables Business
Management to Present at CJS Annual New Ideas Summer Conference

Buffalo, New York, June 30, 2025 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the residential, agtech, renewable energy and infrastructure markets, today announced that its Board of Directors has approved a plan to sell the Renewables business to focus its asset portfolio and resources on its building products and structures businesses – namely the residential, agtech and infrastructure segments.

“As part of our ongoing strategic assessment and portfolio evaluation process we assess the overall attractiveness and key drivers of the end markets we are participating in, as well as our ability to extract value and generate returns in each of these end markets. We anticipate a simpler portfolio with the right resources and capital focused on building products and structures markets will yield stronger growth, margin expansion, and cash flow performance which will drive higher returns for our shareholders,” stated Chairman and CEO Bill Bosway. “We have received inquiries, and given our leadership position in the distributive generation market and the strength of our team, we believe this business will be a strong addition for new owners.”

In connection with this plan, the Renewables segment is being reclassified as discontinued operations. Management will update its 2025 outlook and offer complete restated historical results excluding the Renewables segment with its second quarter 2025 report, the timing of which will be announced separately. The Company will provide further comment when they enter into a sale transaction or have otherwise determined that further disclosure is appropriate.

Perella Weinberg Partners has been engaged with Gibraltar throughout this strategic assessment and is serving as financial advisor to the Company in this process.

Additionally, Chairman and Chief Executive Officer Bill Bosway and Chief Financial Officer Joe Lovechio are scheduled to meet with investors at the CJS Annual New Ideas Summer Conference on Thursday, July 10, 2025.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, challenges in finding a buyer for the Renewables business, difficulty obtaining an acceptable purchase price for the Renewables business, purchasers breaching an agreement with the Company related to the sale, the Company’s ability to successfully shift resources to its remaining businesses, costs and charges incurred by the Company in respect of the sale of the Renewables business, tariffs and retaliatory tariffs imposed by the United States or other countries on imported goods, including raw materials used in the manufacturing of the Company’s products; changes to economic conditions and customer demand for the Company’s products; the availability and pricing of principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, the loss of any key customers, adverse effects of inflation, the ability to continue to improve operating margins, the ability to generate order flow and sales and increase backlog; the ability to translate backlog into net sales, other general economic conditions and conditions in the particular markets in which we operate, changes in spending due to laws and government incentives, such as the Infrastructure Investment and Jobs Act, changes in customer demand and capital spending, competitive factors and pricing pressures, the ability to develop and launch new products in a cost-effective manner, the ability to realize synergies from newly acquired businesses, disruptions to IT systems, the impact of trade and regulation, credits and incentives and variations in government spending and ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions. Before making any investment decisions regarding the company, we strongly advise you to read the section entitled “Risk Factors” in the most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of the website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

About Gibraltar
Gibraltar is a leading manufacturer and provider of products and services for the residential, agtech, renewables and infrastructure markets. Gibraltar’s mission, to make life better for people and the planet, is fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in comfortable living, sustainable power, and productive growing throughout North America. For more please visit www.gibraltar1.com.

Contact:
Alliance Advisors IR
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@allianceadvisors.com